UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

Matthews International Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center
Pittsburgh, Pennsylvania	15212-5851
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                          Regulation FD Disclosure

On November 17, 2014, Matthews International Corporation (the "Company") entered into a Release, Settlement Agreement, and Covenant Not To Sue (the "Settlement Agreement"), which concludes litigation arising out of allegations initiated against Harry Pontone, Scott Pontone, Pontone Casket Company and Batesville Casket Company ("Batesville").  Under the terms of the Settlement Agreement, Batesville will pay $17 million in one lump sum payment to the Company and an additional $1.75 million for attorney fees of Harry and Scott Pontone, for a total settlement value of $18.75 million. The Settlement Agreement contains customary mutual releases of claims.

On November 17, 2014, the Company issued a press release announcing the settlement award.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                                        Description

99.1	Press Release, dated November 17, 2014, issued by Matthews International Corporation.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished to the SEC pursuant to Item 7.01 of Form 8-K and is not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18.  In addition, such information is not to be incorporated by reference into any registration statement of Matthews International Corporation or other filings made pursuant to the Exchange Act or the Securities Act, unless specifically identified as being incorporated therein by reference.

The furnishing of particular information in this Current Report, including Exhibit 99.1 furnished herewith, pursuant to Item 7.01 of Form 8-K is not intended to, and does not, constitute a determination or admission by Matthews International Corporation, as to the materiality or completeness of any such information that is required to be disclosed solely by Regulation FD of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matthews International Corporation
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer, Secretary and Treasurer

Dated:  November 17, 2014

Exhibit Index

99.1	Press Release, dated November 17, 2014, issued by Matthews International Corporation.